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                                   Exhibit 11


                        PAULA FINANCIAL AND SUBSIDIARIES
               COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                      (In thousands, except per share data)

                                                           THREE MONTHS ENDED         NINE MONTHS ENDED
                                                              SEPTEMBER 30               SEPTEMBER 30
                                                            1997          1998          1997         1998
                                                            ----          ----          ----         ----

 Net income (loss)                                           $1,271       $1,634        $3,565       ($5,344)
                                                         ----------    ---------     ---------     ---------
                                                         ----------    ---------     ---------     ---------

 Weighted average shares outstanding for calculating
       basic earnings per share                           1,898,793    6,276,451     1,901,582     6,309,895

 Convertible preferred stock                              1,882,354       --         1,882,354         --
 Warrants                                                    77,206       --            60,345         --
 Options                                                    339,055      230,203       253,963         --
                                                         ----------    ---------     ---------     ---------

 Total shares for calculating diluted earnings
       per share                                          4,197,408    6,506,654     4,098,244     6,309,895
                                                         ----------    ---------     ---------     ---------
                                                         ----------    ---------     ---------     ---------

 Basic earnings (loss) per share                         $     0.67        $0.26         $1.87        ($0.85)
                                                         ----------    ---------     ---------     ---------
                                                         ----------    ---------     ---------     ---------

 Diluted earnings (loss) per share                       $     0.30        $0.25         $0.87        ($0.85)
                                                         ----------    ---------     ---------     ---------
                                                         ----------    ---------     ---------     ---------



Options are excluded from the calculation of diluted loss per share as the inclusion of such options would have an anti-dilutive effect.